Exhibit 4.6

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

FOURTEEN22, INC.

WARRANT TO PURCHASE PREFERRED STOCK

No. PSW-17	April 3, 2012

Void After April 3, 2019

THIS CERTIFIES THAT, for value received, DEE ATHWAL, with his principal address at 13 Sussex Place, Slough, Berkshire, SL1 1NH, United Kingdom, or his assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from FOURTEEN22, INC., a Delaware corporation (the “Company”), that number of Exercise Shares (as defined below) as set forth herein, during the Exercise Period (as defined below). The aggregate number of Exercise Shares (as defined below) that Holder may purchase by exercising this Warrant is equal to the Warrant Percentage (as defined below) multiplied by the original principal amount of the Convertible Promissory Note dated December 1, 2011 between the Holder and the Company (the “Note”); provided however that such aggregate number is subject to adjustment upon a Special Conversion (as defined in the Company’s Certificate of Incorporation (the “Certificate”)) pursuant to Article IV, Section D(5)(l) of the Certificate. Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Note.

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a) “Exercise Period” shall mean the period commencing on the date hereof and ending on the seven-year anniversary of the date hereof.

(b) “Exercise Price” shall mean $1.00 per share, subject to adjustment pursuant to Section 5 below.

(c) “Exercise Shares” shall mean fully paid and non-assessable shares of Series A Preferred Stock of the Company (“Series A Stock”) unless the Holder becomes a Nonparticipating Holder (as defined in the Certificate), in which case Exercise Shares shall mean fully paid and non-assessable shares of Junior Preferred Stock of the Company (“Junior Preferred Stock”). For the avoidance of doubt, upon the Holder becoming a Nonparticipating Holder, this Warrant shall automatically, and without any further action on the part of such holder or any other person or entity, become exercisable only for shares of Junior Preferred Stock.

1.

(d) “Warrant Percentage” shall mean fifteen percent (15%).

(e) “Warrant Stock” shall mean the type of Exercise Shares (Series A Stock or Junior Preferred Stock, as applicable) that this Warrant is exercisable for in accordance with Section 1(d) and the Certificate.

2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a) An executed Notice of Exercise in the form attached hereto;

(b) payment of the Exercise Price either (i) in cash or by check, or (ii) by cancellation of indebtedness, or (iii) by net exercise pursuant to Section 2.1 hereof; and

(c) this Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.1 Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company’s Warrant Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Warrant Stock computed using the following formula:

X = Y (A-B)

            A

Where X =	the number of shares of Warrant Stock to be issued to the Holder

Y =	the number of shares of Warrant Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A =	the fair market value of one share of Warrant Stock (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)

2.

For purposes of the above calculation, the fair market value of one share of Warrant Stock shall be determined by the Company’s Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2.1 in connection with the Company’s initial public offering of its Common Stock, the fair market value per share shall be the initial “price to the public” per share specified in the final prospectus with respect to the initial public offering.

3. COVENANTS OF THE COMPANY.

3.1 Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant and all shares of Common Stock issued upon the conversion of the Exercise Shares will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Warrant Stock to provide for the exercise of the rights represented by this Warrant and a sufficient number of shares of its Common Stock as would be issuable upon the conversion of such shares of Warrant Stock. If at any time during the Exercise Period the number of authorized but unissued shares of Warrant Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Warrant Stock and Common Stock to such number of shares as shall be sufficient for such purposes.

3.2 No Impairment. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of the Certificate or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment; provided however, that nothing in this Section 3.2 shall prohibit the Company from taking any corporate action (including an amendment to the Certificate or a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action) if the Company receives the necessary consent of the board of directors of the Company and the stockholders of the Company as required by the Certificate or the Delaware General Corporation Law.

3.3 Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least 10 days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4. REPRESENTATIONS OF HOLDER. The Holder represents that (i) this Warrant is being acquired for the account of the Holder for investment and not with a view to, or for resale in connection with, the distribution thereof and that the Holder has no present intention of distributing or reselling such Warrant; (ii) the Holder is aware of the Company’s business affairs

3.

and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the Holder is experienced in making investments of this type and has such knowledge and background in financial and business matters that the Holder is capable of evaluating the merits and risks of this investment and protecting the Holder’s own interests; (iv) the Holder understands that this Warrant and the shares of Warrant Stock issuable upon exercise of this Warrant have not been registered under the Act by reason of a specific exemption from the registration provisions of the Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Act, they must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available; (v) the Holder is aware that the aforesaid shares of Warrant Stock may not be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met and until the Holder has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; (vi) the Holder is an accredited investor as such term is defined in Rule 501 of Regulation D under the Act; and (vii) the Holder agrees not to make any disposition of this Warrant and all or any part of the aforesaid shares of Warrant Stock unless and until there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the Holder has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

5. ADJUSTMENT OF EXERCISE PRICE. In the event of changes in the outstanding Warrant Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

6. FRACTIONAL SHARES. NO fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. If the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

7. No STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company; provided however, upon exercise of the Warrant, the Holder shall have such rights and privileges with respect to the Exercise Shares as are equal to the rights and privileges afforded to the holders of such securities generally.

8. MODIFICATION; WAIVER. Any provision of this Warrant may be amended or waived by the written consent of the Company and the Holder.

4.

9. TRANSFER OF WARRANT. Subject to applicable laws and the restrictions on transfer set forth herein and in the Note, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company and shall agree to assume the obligations of the Holder described in this Warrant.

10. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

11. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given if delivered in accordance with the Note.

12. COUNTERPARTS. This Warrant may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Warrant.

13. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of Delaware without regard to the conflict of law provisions of the State of Delaware, or of any other state.

[SIGNATURE PAGE FOLLOWS]

5.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of April 3, 2012.

FOURTEEN22, INC.

/s/ Elliot P. Goldstein
ELLIOT P. GOLDSTEIN
President

Address:	836 Alvarado Street
San Francisco, CA 94114

HOLDER:

DEE ATHWAL

NOTICE OF EXERCISE

TO: FOURTEEN22, INC.

(1) ☐ The undersigned hereby elects to purchase                      shares of the Warrant Stock of Fourteen22, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

     ☐ The undersigned hereby elects to purchase                      shares of the Warrant Stock of Fourteen22, Inc. (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) The undersigned represents that (i) the aforesaid shares of Warrant Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Warrant Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Warrant Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Warrant Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form

and supply required information. Do not use this

form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated: , 20

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.